EXHIBIT 10.1

                                LETTER AGREEMENT

                                             Ric Saalwachter
                                             Managing Director

                                             MADISON WILLIAMS and Company

                                             600 Travis, Suite 5800
                                             Houston, TX 77002
                                             713-220-5138
                                             713-250-4294
                                             ric.saalwachter@madisonwilliams.com
                                             www.madisonwilliams.com




CONFIDENTIAL
------------


March 22, 2011

Mr. Kenneth Koock
Red Mountain Resources, Inc.
7609 Ralston Rd.
Arvada, CO 80002


Dear Kenneth,

This letter (the "Agreement") will confirm the engagement of Madison Williams and Company LLC, a New York limited liability company ("Madison Williams"), by Red Mountain Resources, Inc., a Florida corporation ("RMR" or the "Company"), as financial adviser to advise, consult with, and assist the Company in connection with various potential transactions related to the roll up and acquisition of certain assets from The StoneStreet Group, Inc.; Black Rock Capital, LLC; Texas Midstream, LLC; Bamco Gas, LLC and other prospective entities (the "Acquired Assets") and to advise the Company with respect to capital structure alternatives and other matters designed to assist in generating interest from institutional and retail investors for future capital raising and potential future acquisitions. Madison Williams acknowledges that RMR is currently undertaking a private placement of common stock of up to USD $25 million ("March 2011 Private Placement") and that RMR will pay certain selling agents of the Company a selling commission. As such, the right of first refusal conditions, as set forth in Section 4 of this Agreement, are not applicable to the March 2011 Private Placement.


1.  Scope of Madison  Williams'  Services.  In  connection  with its  engagement
hereunder,   Madison  Williams  will  assist  the  Company  in  various  matters including:

     a. familiarizing itself to the extent it deems appropriate and feasible with the operations, financial condition, management, and prospects of the Company and the Acquired Assets;

     b. conducting an examination of the documents and records pertaining to the Company, interviewing Company personnel and consultants engaged by the Company, and making such other reasonable investigations as Madison Williams deems necessary and appropriate under the circumstances;

     c. performing financial analysis of the Company and the Acquired Assets, including comparisons with other comparable oil and gas and midstream companies and assets as Madison Williams deems appropriate;

     d. working with the Company to create financial projections for the Company and the Acquired Assets;

     e.   assisting  the  Company  to  develop  and  organize   information  for
          presentation to potential investors, including marketing brochures containing descriptions of the Acquired Assets;

     f. providing advice relating to capital markets activities and general market conditions;

     g. advising the company on how to effectively access, attract and communicate with US institutional investors; and,

     h.   providing  such  other  financial   advisory  and  investment  banking
          services as are normal and customary for similar transactions and as may be mutually agreed upon by the Company and Madison Williams.

2. Fees. In return for Madison Williams' services, the Company will pay to Madison Williams the following fees:

     a. An initial advisory fee of $30,000 (the "Engagement Fee"), payable in cash upon the execution of this Agreement; and,

     b. Monthly advisory fees equal to $10,000 per month (the "Advisory Fees"), payable in cash commencing 30 days after the execution of this Agreement and payable on the same day of each month thereafter until termination of this Agreement.

3. Expenses. In addition to the foregoing and regardless of whether a transaction is proposed or consummated, the Company will, upon request, promptly reimburse Madison Williams from time to time for all reasonable out-of-pocket costs and expenses incurred by Madison Williams in performing its obligations under this Agreement, which costs and expenses shall include, but not be limited to, travel and lodging expenses, direct identifiable communication charges, courier services, fees and expenses of legal counsel to Madison Williams, expenses incurred in performing due diligence, and all other expenses reasonably incurred by Madison Williams in performing its obligations under this Agreement, provided that Madison Williams shall not exceed total expenditures equaling in aggregate of $10,000 without the prior approval of the Company and receive prior approval for any items over $5,000.

4. Right of First Refusal. Madison Williams shall have the right of first refusal during the term of this Agreement and for a period of twelve (12) months following the termination of this Agreement (or at such earlier date that Madison Williams declines to exercise its right of refusal on a bona fide offer from the company to manage a transaction as contemplated herein) to act as exclusive Manager, Placement Agent, financial advisor, or similar status agreeable to Madison Williams for any public or private issuance of debt, equity, or equity-linked securities of the Company or the acquisition of any
Acquired Assets in which an investment bank or similar financial firm is utilized. The Company and Madison Williams agree to enter into a mutually acceptable engagement letter providing for such services and providing for the payment to Madison Williams for such services of reasonable and fair compensation in accordance with industry standards. Provided however, this right of first refusal shall not prevent Nucopia Partners and Petrina Advisors, Inc. from assisting the company with other corporate work such as assistance in the preparation of filings and other general corporate activities or from participating, outside the United States, subject to any required regulatory approvals, in financings managed by Madison Williams.

5. Term of Engagement. Madison Williams' engagement will commence on the date hereof and will continue for a period of twelve (12) months after the date hereof, unless extended by mutual written consent or earlier terminated as provided below. Notwithstanding the term specified in the preceding sentence, either the Company or Madison Williams may terminate this Agreement at any time, with or without cause, by giving 30 days prior written notice to the other party. Anything to the contrary in this Agreement notwithstanding, neither the expiration nor termination of this Agreement will affect (a) the matters set out in this section or under the captions "Indemnification," "Confidentiality," and "Miscellaneous" all of which shall survive expiration or termination of this agreement or (b) Madison William's right to receive, and the Company's obligation to pay, any and all fees and expenses due hereunder, regardless of whether or not any transaction shall be consummated prior to or subsequent to the effective date of expiration or termination of this Agreement, all as more fully set forth in this Agreement. It is expressly agreed that following the expiration or termination of this Agreement, Madison Williams will continue to be entitled to receive fees as described above that have accrued prior to such expiration or termination but are unpaid, as well as reimbursement for expenses as contemplated above.

6. Company Information. In connection with Madison Williams' activities as financial advisor, the Company will furnish Madison Williams such information concerning the Company as Madison Williams reasonably determines to be appropriate with respect to a transaction ("Information"). The Company shall afford Madison Williams and its representatives full and complete access to its books and records and will use commercially reasonable efforts to afford Madison Williams full and complete cooperation of management, employees, independent accountants, legal counsel, and other advisors and consultants to gather the Information. The Company recognizes and confirms that Madison Williams (a) will use and rely on the Information and information available from generally recognized public sources in performing the services contemplated by this Agreement, without independently verifying the accuracy and completeness of the same, (b) does not assume responsibility for the accuracy or completeness of the Information or such other information, and (c) will not make an appraisal of any assets or liabilities of the Company.

7. Confidentiality. In connection with this engagement, it is contemplated that Madison Williams will receive from the Company certain information the Company considers confidential. Madison Williams shall use this confidential information solely for the purpose of providing services to the Company and will not disclose to any party (other than Madison Williams' officers, directors, employees, affiliates, and counsel who have a need to know such information, herein "Representatives") any such confidential information, except with the prior written approval of the Company; provided, however, that the foregoing restrictions shall not apply to any information that: (i) is disclosed pursuant to the distribution of Information as permitted by the Company, (ii) the Company consents to having disclosed in connection with the transaction, (iii) is publicly available when provided or thereafter becomes publicly available other than through disclosure by Madison Williams or its Representatives, or (iv) is required to be disclosed by Madison Williams by judicial or administrative process in connection with any action, suit, proceeding, or investigation; and provided, further, however, that Madison Williams shall, if permitted under applicable law or regulation, give the Company notice of any such requirement immediately upon the becoming aware of same and shall not disclose such information except only to the extent required after the maximum time permitted. Information shall be deemed "publicly available" if it becomes a matter of public knowledge or is contained in materials available to the public or is obtained by Madison Williams from any source other than the Company or its representatives, provided that such source was not to Madison Williams' actual knowledge subject to a confidentiality agreement with the Company.

8. Indemnification. The Company acknowledges that Madison Williams will be acting on behalf of the Company and will require indemnification by the Company. The Company further acknowledges that Madison Williams' indemnification provisions attached hereto as Schedule A are incorporated by reference herein or are made a part hereof for all purposes as though set forth entirely herein.

9. Announcements. If a transaction is completed, Madison Williams may arrange, at its own expense, publication of a customary announcement in such newspapers, electronic media, periodicals, and other publications as it may choose stating that Madison Williams acted as financial advisor to the Company with respect to a transaction provided the content of the announcement is approved in advance by the Company.

10. Miscellaneous. This Agreement (a) will be governed by and construed in accordance with the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof,
(b) incorporates the entire understanding of the parties with respect to the subject matter hereof and supersedes all previous agreements should they exist with respect thereto, (c) may not be amended or modified except in a writing executed by the Company and Madison Williams and (d) will be binding upon and inure to the benefit of the Company, Madison Williams, the other Indemnified Parties (as hereinafter defined) and their respective successors. The Company and Madison Williams agree to waive trial by jury in any action, proceeding or counterclaim brought by, or on behalf of, either party with respect to any matter whatsoever relating to, or arising out of, any transaction or the engagement of, or performance by, Madison Williams hereunder. The Company acknowledges that Madison Williams, in connection with its engagement hereunder, is acting as an independent contractor with duties owing solely to the Company and that, except as otherwise contemplated by Schedule A hereto, nothing in this Agreement is intended to confer upon any other person any rights or remedies hereunder or by reason hereof. If it becomes necessary for one party to institute legal proceedings against the other party to enforce this Agreement, the prevailing party is entitled to recover, from the losing party, its legal fees, expert witness costs, and other expenses incurred in connection with such proceedings.

11. Counterparts. This Agreement may be executed in one or more counterparts, by different parties on separate counterparts, each of which, when so executed, will be deemed to be an original copy of this Agreement, and all such counterparts, when taken together, will be deemed to constitute one and the same agreement. This Agreement shall be effective and binding once one or more counterparts are executed by each party hereto. This Agreement may be executed by facsimile signature or electronic exchanges of documents bearing a scanned signature and delivered by facsimile or electronic transmission. The parties agree that a facsimile, scanned, imaged, electronic, or other copy of a signature constitutes a legal and valid signature and has the same effect as an original signature.

         If this Agreement reflects our mutual understanding, please execute two copies in the space indicated below and return one to us.

Very truly yours,

MADISON WILLIAMS AND COMPANY LLC



By ___________________________________
     Frederic L. Saalwachter
     Managing Director

Accepted and agreed to as of the date set forth above:


RED MOUNTAIN RESOURCES, INC.



By _____________________________________
     Mr. Kenneth Koock
     Chief Executive Officer

                                    EXHIBIT A

                                 Indemnification

Recognizing that services of the type contemplated in this Agreement sometimes result in litigation and that Madison Williams' role is advisory, the Company agrees to (i) indemnify and hold harmless Madison Williams and its affiliates, and their respective past, present and future officers, directors, shareholders, partners, members, managers, employees, agents, representatives, advisors, and controlling persons (collectively, the "Indemnified Parties"), from and against any losses, claims, damages and liabilities (or actions in respect thereof), joint or several, related to or arising in any manner out of any transaction, proposal or any other matter (collectively, the "Matters") contemplated by the engagement of Madison Williams hereunder, this Agreement, or any actions taken or omitted to be taken by an Indemnified Party or the Company in connection with this Agreement, and (ii) promptly reimburse the Indemnified Parties for all out of pocket expenses (including, without limitation, reasonable fees and expenses of legal counsel) as incurred in connection with the investigation of, preparation for, defense of, pursuit of, compromising of, or settling of any action, suit, dispute, inquiry, investigation, or proceeding, pending or threatened, brought by or against any person, related to or arising in any manner out of this Agreement, any Matter contemplated by the engagement of Madison Williams hereunder, or Madison Williams' services hereunder, or any action or proceeding arising therefrom (collectively, "Proceedings"). Notwithstanding the foregoing, the Company will not be liable in respect of any losses, claims, damages, liabilities or expenses that a court of competent jurisdiction shall have determined by final judgment resulted primarily from the gross negligence or willful misconduct of such Indemnified Party. The Company further agrees that it will not, without the prior written consent of Madison Williams, settle, compromise or consent to the entry of any judgment in any pending or threatened Proceeding in respect of which indemnification or reimbursement may be sought hereunder (whether or not Madison Williams or any Indemnified Party is an actual or potential party to such Proceeding), unless such settlement, compromise or consent contains an unconditional release of Madison Williams and each other Indemnified Party hereunder from all liability arising out of such Proceeding reasonably satisfactory in form and substance to Madison Williams. It is further acknowledged that promptly after receipt by an Indemnified Party of a notice of the occurrence of an indemnified claim, such Indemnified Party shall give notice to the Company and the Company may assume the defense of such claim; provided, however, that any failure by an Indemnified Party to notify the Company will not relieve the Company from its obligations hereunder except if and only to the extent that the Company's defense of such action, proceeding or investigation is actually prejudiced by the Indemnified Party's failure to so notify the Company. However, if the Indemnified Party is advised by its counsel that an actual or potential conflict of interest may exist that makes representation by counsel chosen by the Company inadvisable, the Indemnified Party shall be entitled at the Company's expense to employ its own counsel.

The Company agrees that if the foregoing indemnification or reimbursement were for any reason not to be available to any Indemnified Party or insufficient to hold it harmless or fully indemnified as and to the extent contemplated by this Agreement, then the Company will contribute to the amount paid or payable by such Indemnified Party in respect of losses, claims, damages and liabilities in such proportion as is appropriate to reflect the relative benefits to the Company and its equity holders on the one hand, and Madison Williams on the other, in connection with the Matters to which such indemnification or reimbursement relates or, if such allocation is not permitted by applicable law, not only such relevant benefits but also the relative faults of such parties as well as any other relevant equitable considerations. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for such misrepresentation. Notwithstanding the foregoing, Madison Williams shall not be obligated to contribute any amount hereunder that exceeds the amount of fees received by Madison Williams pursuant to the Agreement.

The Company further agrees that no Indemnified Party will have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or any person or entity asserting claims on behalf of or in right of the Company for, or in connection with, or related to, or arising out of, this Agreement, Madison Williams' engagement hereunder, Madison Williams' services hereunder, any transaction or proposed transaction, or any actions taken or omitted to be taken by an Indemnified Party or the Company in connection with this Agreement, except for losses, claims, damages, liabilities, or expenses that a court of competent jurisdiction shall have determined by final judgment resulted primarily from the gross negligence or willful misconduct by such Indemnified Party. The indemnity, reimbursement and contribution obligations of the Company will be in addition to any liability which the Company may otherwise have and will be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company or an Indemnified Party.

The indemnity, reimbursement and contribution provisions set forth herein shall apply to any services provided by Madison Williams in connection with this engagement prior to the date hereof and to any modifications of this Agreement and will remain operative and in full force and effect regardless of (i) any withdrawal, termination or consummation of or failure to initiate or consummate any Matter referred to herein, (ii) any investigation made by or on behalf of any party hereto or any person controlling (within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended) any party hereto, (iii) any termination or the completion or expiration of this Agreement or Madison Williams' engagement hereunder and (iv) whether or not Madison Williams will, or will not be called upon to, render any formal or informal advice in the course of such engagement.